CONTACTS:

Doug Barnett – Financial Analysts 972-987-3352 barnettd@ugs.com

Mendi Paschal – Media

972-987-3210

paschal@ugs.com

FOR RELEASE AT 8:30 A.M. CT, MONDAY, AUGUST 14, 2006

UGS Reports Second Quarter Revenue of US$296.7 Million; Performance Marks 12th Consecutive Quarter of Revenue Growth for PLM Industry Leader

PLANO, Texas – UGS Corp., a leading global provider of product lifecycle management (PLM) software and services, today announced second quarter 2006 results.

Second quarter financial highlights include:

•	Total revenue increased to US$296.7 million, 4 percent growth over the same period a year earlier.

•	Software revenue increased to US$221.2 million (including license and maintenance revenues), or 5 percent growth as compared to the second quarter 2005.

•	Total revenue and software revenue increased in each geographic region compared to the same period in 2005.

•	cPDM software revenue grew 18 percent over the same period a year earlier. (cPDM represents Teamcenter software revenue and excludes digital manufacturing software revenue.).

•	EBITDA (defined below) was US$69.3 million, or an 80 percent growth over the same period a year earlier.

•	Operating income increased to US$10.1 million and includes the impact of acquisition-related intangible amortization costs of US$39.1 million.

•	These amounts are not adjusted for the impact of deferred revenues written off in connection with acquisitions. These write-offs had the effect of reducing second quarter 2006 revenues by US$0.2 million and 2005 revenues by US$3.4 million.

“We continue our drive to sustain solid growth and improve operating income while we focus on executing our strategic plan to position the company for enhanced growth,” said Tony Affuso, chairman, CEO and president of UGS. “As we complete the reorganization of our sales force to focus on verticals and mid-market channels, we are currently adding needed sales capacity. We have seen early progress in our mid-market channel strategy marked by strong double digit software growth in the quarter. During the second quarter we also continued to receive third-party accolades for our software and service through such prestigious designations as being named a Caterpillar Strategic Supplier, the Honda Engineering Supplier of the Year Award, Ford’s Q1 Certification, GM’s Supplier of the Year Award and Frost & Sullivan’s PLM Company of the Year Award.”

Business Highlights

•	UGS mid-market approach continued to gain steam through UGS Velocity Series™ portfolio wins as well as increased channel expansion. Second quarter indirect channel revenue increased by 30 percent, and the company signed more than 50 new partners in the first half of the year. (see separate release)

•	Kaltenbach Maschinenfabrik GmbH & Co. KG, a global supplier of machine tools, has selected Solid Edge® 3D CAD software to develop its range of circular and band saw machines as well as sectional steel processing systems. Following evaluation of several competing products, Kaltenbach selected Solid Edge for its flexibility, user-friendly design and support. (see separate release)

•	Radkersburger Metallwarenfabrik, an Austrian-based die manufacturer, has selected NX CAM Express® software for manufacturing its deep drawing dies. (see separate release)

•	UGS today announced an original equipment manufacturer (OEM) agreement with China’s Jilin University (JLU) to integrate one-step formability analysis technology developed by JLU into NX™ software, UGS’ digital product development solution. The technology, developed by JLU’s Institute of Auto-body and Die Engineering (IADE), helps improve design and manufacturing processes and is expected to be available in NX commercially in the third quarter of 2006. (see separate release)

The company expects to realize revenue from the contracts highlighted above over multiple quarters.

UGS will host its second quarter 2006 earnings call with securities analysts live on the Internet at 10:30 a.m. Central time, Monday, August 14, 2006. Presentation slides will be posted on www.ugs.com at 8:30 a.m. Central time. See below for webcast/teleconference access information.

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About UGS

UGS is a leading global provider of product lifecycle management (PLM) software and services with nearly 4 million licensed seats and 46,000 customers worldwide.  Headquartered in Plano, Texas, UGS’ vision is to enable a world where organizations and their partners collaborate through global innovation networks to deliver world-class products and services while leveraging UGS’ open enterprise solutions, fulfilling the mission of enabling them to transform their process of innovation.  For more information on UGS products and services, visit www.ugs.com.

# # #

Note: UGS, JT, NX, Solid Edge, Teamcenter, Tecnomatix, Velocity Series and Transforming the process of innovation are trademarks or registered trademarks of UGS Corp. or its subsidiaries in the United States and in other countries. All other trademarks, registered trademarks or service marks belong to their respective holders.

The statements in this news release that are not historical statements, including statements regarding our business, results of operations expected financial performance and other statements identified by forward looking terms such as “may,” “will,” “expect,” “plan,” “anticipate” or “project,” are forward-looking statements. These statements are subject to numerous risks and uncertainties which could cause actual results to differ materially from such statements, including, among others, risks relating to developments in the PLM industry, loss or downsizing of customers, competition, failure to innovate, international operations and exchange rate fluctuations, terrorist activities, acquisitions, changes in pricing models, intellectual property and losses of key employees. UGS has included a discussion of these and other pertinent risk factors in its annual report on  Form 10-K  most recently filed with the SEC. UGS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Three months	Three months
	ended	ended
	June 30, 2006	June 30, 2005
Revenue:
License	$86,017	$81,777
Maintenance	135,142	128,301
Services and other	75,500	74,932

Total revenue	296,659	285,010

Cost of revenue:
License	2,175	5,944
Maintenance	15,695	14,495
Services and other	57,167	66,701
Amortization of capitalized software and acquired intangible assets	37,713	31,038

Total cost of revenue	112,750	118,178

Gross profit	183,909	166,832

Operating expenses:
Selling, general and administrative	117,850	110,410
Research and development	47,388	38,659
In-process research and development	—	4,100
Restructuring	—	1,774
Amortization of other intangible assets	8,547	8,739

Total operating expenses	173,785	163,682

Operating income	10,124	3,150
Interest expense and amortization of deferred financing fees	(26,520)	(25,216)
Other income (expense), net	7,703	(8,583)

Loss before income taxes	(8,693)	(30,649)
Benefit for income taxes	(2,274)	(8,625)

Net loss	$(6,419)	$(22,024)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)

	Six months	Six months
	ended	ended
	June 30, 2006	June 30, 2005
Revenue:
License	$165,527	$154,896
Maintenance	260,831	239,908
Services and other	144,095	142,771

Total revenue	570,453	537,575

Cost of revenue:
License	6,099	10,400
Maintenance	30,800	27,858
Services and other	113,105	122,697
Amortization of capitalized software and acquired intangible assets	74,759	57,224

Total cost of revenue	224,673	218,179

Gross profit	345,780	319,396

Operating expenses:
Selling, general and administrative	225,661	205,579
Research and development	98,613	74,640
In-process research and development	—	4,100
Restructuring	(535)	1,774
Amortization of other intangible assets	17,366	16,309

Total operating expenses	341,105	302,402

Operating income	4,675	16,994
Interest expense and amortization of deferred financing fees	(52,967)	(46,379)
Other income (expense), net	9,937	(13,407)

Loss before income taxes	(38,355)	(42,792)
Benefit for income taxes	(12,782)	(12,599)

Net loss	$(25,573)	$(30,193)

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 30,	December 31,
Assets:	2006	2005
Current assets
Cash and cash equivalents	$61,472	$61,532
Accounts receivable, net	258,645	251,763
Prepaids and other	29,206	22,389
Deferred income taxes	17,351	26,471

Total current assets	366,674	362,155

Property and equipment, net	32,031	36,645
Goodwill	1,416,422	1,393,472
Capitalized and acquired software, net	434,919	464,994
Customer accounts, net	190,095	203,064
Other intangible assets, net	124,032	135,265
Other assets	36,910	39,623

Total assets	$2,601,083	$2,635,218

Liabilities and Stockholder’s Equity:
Current liabilities
Accounts payable and accrued liabilities	$146,489	$159,976
Deferred revenue	173,827	133,027
Income taxes payable	9,245	11,895
Current portion of long-term debt	6,500	—

Total current liabilities	336,061	304,898

Other long-term liabilities	63,770	48,511
Deferred income taxes	107,706	147,440
Long-term debt	1,180,970	1,212,046
Stockholder’s equity
Common stock, $ .01 par value, 3,000 shares authorized; 100 issued and outstanding at June 30, 2006 and December 31, 2005	—	—
Additional paid-in capital	1,011,626	1,005,991
Retained deficit	(88,775)	(63,202)
Accumulated other comprehensive loss, net of tax	(10,275)	(20,466)

Total stockholder’s equity	912,576	922,323

Total liabilities and stockholder’s equity	$2,601,083	$2,635,218

EBITDA represents net income (loss) before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA further adjusted to give effect to certain items, such as adjustments for purchase accounting, all of which are required in calculating covenant compliance under our senior secured credit facility. Adjusted EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense as described below. EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP. EBITDA and Adjusted EBITDA do not represent net income, as that term is defined under GAAP, and should not be considered as an alternative to net income as an indicator of our operating performance. Additionally, EBITDA and Adjusted EBITDA are not intended to be measures of free cash flow available for management or discretionary use as such measures do not consider certain cash requirements such as capital expenditures (including capitalized software expense), tax payments and debt service requirements. UGS Corp. considers EBITDA and Adjusted EBITDA to be key indicators of our ability to pay our debt. We have included information concerning EBITDA and Adjusted EBITDA because we use such information in determining compensation of our management and in our review of the performance of our business. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures. The following is a reconciliation of EBITDA and Adjusted EBITDA to net income (loss), the GAAP measure we believe to be most directly comparable to EBITDA and Adjusted EBITDA (in thousands).

	Three months	Three months
	ended	ended
	June 30,	June 30,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(6,419)	$(22,024)
Interest expense	26,520	25,216
Benefit for income taxes	(2,274)	(8,625)
Depreciation and amortization	51,441	43,869

EBITDA	$69,268	$38,436

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$69,268	$38,436
Impact of revenue reduction resulting from purchase accounting (a)	158	3,438
Impact of in-process research and development (b)	—	4,100
Restructuring (c)	—	1,774
Other items (d)	1,893	2,226
Currency translation impact (e)	(7,057)	3,027
Initial Sarbanes-Oxley certification (f)	—	400
Tecnomatix cost savings (g)	—	4,650
Compensatory payments to managers (h)	3,819	—

Adjusted EBITDA	$68,081	$58,051

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2006	2005
Reconciliation of net loss to EBITDA:
Net loss	$(25,573)	$(30,193)
Interest expense	52,967	46,379
Benefit for income taxes	(12,782)	(12,599)
Depreciation and amortization	102,726	81,403

EBITDA	$117,338	$84,990

Reconciliation of EBITDA to Adjusted EBITDA:
EBITDA	$117,338	$84,990
Impact of revenue reduction resulting from purchase accounting (a)	347	8,076
Impact of in-process research and development (b)	—	4,100
Restructuring (c)	(535)	1,774
Other items (d)	5,838	4,263
Currency translation impact (e)	(10,524)	6,109
Initial Sarbanes-Oxley certification (f)	—	875
Tecnomatix cost savings (g)	—	4,650
Compensatory payments to managers (h)	3,819	—

Adjusted EBITDA	$116,283	$114,837

(a) Removes the impact of recording the deferred revenue balance at its fair value in connection with the acquisition of UGS PLM Solutions Inc. and Tecnomatix Technologies, Ltd. (Tecnomatix), which had the effect of reducing revenue in periods subsequent to those acquisitions.
(b) Removes the impact of the write-off of acquired in-process research and development that resulted from the acquisition of Tecnomatix.
(c) Removes the impact of the restructuring.
(d) Represents the impact of management, consulting and advisory fees and related expenses paid to our parent companies and affiliates of each of our sponsors, severance related expenses, and expenses associated with our retention incentive plan for certain members of management.
(e) Represents the net effect of unrealized gains and losses from revaluing the non-U.S. dollar denominated intercompany debt that resulted from the acquisition of UGS PLM Solutions Inc. and from related hedging obligations used to offset foreign exchange currency balance sheet exposures.
(f) Includes one time costs associated with our initial Sarbanes-Oxley compliance.
(g) We acquired Tecnomatix on April 1, 2005. Accordingly, the operating results of Tecnomatix were included in our results of operations from the date of acquisition. This figure represents additional cost savings we anticipate achieving related to the Tecnomatix acquisition.
(h) Represents compensatory payments to certain managers of UGS Corp. from the capital contribution received from the parent companies. The contribution was made with proceeds from UGS Capital Corp. II’s issuance of floating rate senior PIK notes.